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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                          NORTHFIELD LABORATORIES INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                                                    NORTHFIELD LABORATORIES INC.
                                                 1560 SHERMAN AVENUE, SUITE 1000
                                                             EVANSTON, IL  60201
                                                                  (847) 864-3500
                                                          WWW.NORTHFIELDLABS.COM


  AT NORTHFIELD LABORATORIES:        AT THE FINANCIAL RELATIONS BOARD:
  Richard DeWoskin                   General Information    Analysts/Investors
  Chief Executive Officer            Leslie Hunziker        Leslie Loyet
  (847) 864-3500                     (312) 266-7800         (312) 266-7800


FOR IMMEDIATE RELEASE
TUESDAY, SEPTEMBER 26, 2000


          NORTHFIELD LABS AND C. ROBERT COATES AND MANAGEMENT INSIGHTS
                                 REACH AGREEMENT

EVANSTON, ILLINOIS, SEPTEMBER 26, 2000-NORTHFIELD LABORATORIES INC. (NASDAQ:
NFLD) announced today that it has reached agreement with C. Robert Coates and Management Insights, Inc. on a series of steps designed to promote increased understanding and investor awareness regarding Northfield and its PolyHeme(TM) blood substitute product.

Northfield's senior management, Richard E. DeWoskin and Steven A. Gould, and Mr. Coates met today to discuss ways to enhance the flow of information available to Northfield's shareholders and others in the scientific, business and investment communities. Northfield indicated that it planned to increase significantly the resources devoted to investor relations activities and to consider additional steps to provide enhanced information to its public investors. In addition, Northfield agreed to explore expanding its board of directors to include one or more additional independent directors with substantial FDA regulatory experience or a background in the pharmaceutical industry.

Northfield also provided clarification that shareholders attending its upcoming annual meeting of shareholders would be free to ask questions and make statements. Arrangements have been made to permit those shareholders attending the annual meeting in person to view the business update presentation being broadcast on the Internet at the meeting site following the conclusion of the meeting. If the webcast format works well at the annual meeting, Northfield may schedule periodic webcasts to update shareholders on the Company's progress.

Mr. Coates and Northfield's senior management agreed to meet periodically in the future to review the status of the steps being implemented by Northfield.

Following the meeting, Mr. Coates and Management Insights indicated that they had determined to withdraw their proposed slate of directors and will not solicit proxies in connection with the 2000 annual meeting.

 FOR MORE INFORMATION ON NORTHFIELD LABORATORIES INC. VIA FACSIMILE AT NO COST,
           SIMPLY DIAL 1-800-PRO-INFO AND ENTER THE COMPANY CODE NFLD.

             VISIT THE NORTHFIELD WEBSITE AT WWW.NORTHFIELDLABS.COM